UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

GLOBALOPTIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	73-1703260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, 27th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events.

On December 17, 2007, GlobalOptions Group, Inc. (the “Company”) issued a press release announcing it had entered into a five-year agreement (the “Agreement”) with York Insurance Services Group (“York ISU”) whereby the Company’s Fraud & SIU unit will serve as a preferred provider of investigative services for York ISG and will perform SIU and surveillance services to assist in exposing potential insurance fraud.  Based upon York ISG’s current revenue the Agreement could be worth up to $10 million over five years for the Company.  In connection with the Agreement, the Company paid York ISG an inducement fee of $850,000 and is required to pay York ISG up to an additional $150,000 if certain revenue targets are met.  In addition, the Company agreed to share with York ISG certain revenue generated in excess of threshold amounts.

Also, York has agreed not to compete against the Company’s Fraud & SIU unit for the duration of the Agreement.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	York press release dated December 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2007	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Jeffrey O. Nyweide
Jeffrey O. Nyweide
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	York press release dated December 17, 2007